UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 9, 2024
___________________________________________
NURIX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
___________________________________________

Delaware	001-39398	27-0838048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Owens Street, Suite 205 San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
(415) 660-5320
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NRIX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On April 9, 2024, Nurix Therapeutics, Inc. (Nurix) announced the presentation of the first findings of clinical responses in the brain for NX-5948, an orally available, selective degrader of Bruton’s tyrosine kinase (BTK) currently under evaluation in a Phase 1a/1b clinical trial in patients with relapsed or refractory B cell malignancies. The presentation included case studies for two patients, one with chronic lymphocytic leukemia (CLL) with central nervous system (CNS) involvement and the other with primary central nervous system lymphoma (PCNSL), each demonstrating clinically meaningful responses. The case studies were presented by Gwenn M. Hansen, Ph.D., chief scientific officer of Nurix, as part of the Major Symposium session Molecular Glues, PROTACs, and Next-Gen Degraders: Discovery and Early Preclinical Advances at the American Association for Cancer Research 2024 Annual Meeting, which is being held from April 5-10, 2024, in San Diego, CA.

The presentation included data demonstrating the detection of NX-5948 in the cerebrospinal fluid (CSF) from all patients with available CSF samples. The case studies were from two of these patients.

In one case study, a CLL patient was enrolled with secondary CNS involvement whose disease progressed following three prior lines of treatment, including both a BCL2 inhibitor in combination with rituximab and a BTK inhibitor (acalabrutinib). This patient, who presented with malignant cells in the CSF at study entry and the high-risk cytogenetic marker Del17p, received NX-5948 at a once daily dose of 100 mg. By week 8, the patient had significant lymph node reduction and spleen reduction consistent with stable disease. By week 16, the patient had experienced continued reduction in lymph nodes and spleen size and improvements in hematologic measures consistent with a partial response. By week 24, the partial response was confirmed and the patient no longer had measurable tumor cells in the CSF. As of March 4th, the patient remains on treatment in cycle 10 of therapy (>36 weeks).

In the other case study, a patient was enrolled with PCNSL with the high-risk cytogenic marker of MYC rearrangement and whose disease progressed after two prior lines of therapy, including high dose multi-drug chemotherapy with rituximab in the first-line setting, and ibrutinib in the second line, which yielded a best response of stable disease. The patient presented with three measurable lesions in the right temporal lobe and received NX-5948 at the 450 mg once daily dose. By week 8, the patient experienced complete regression of all three lesions and demonstrated a complete response (CR). A subsequent 16-week scan revealed that this patient’s disease had progressed with the emergence of a new brain lesion.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits
The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit No.	Exhibit Title or Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURIX THERAPEUTICS, INC.

Date: April 9, 2024	By:	/s/ Christine Ring
Christine Ring, Ph.D., J.D.
Chief Legal Officer
3